EXHIBIT 99.1

                                                           [HANOVER DIRECT LOGO]
FOR IMMEDIATE RELEASE

CONTACT:          Hanover Direct, Inc                        The MWW Group
                  Edward M. Lambert                          Rich Tauberman
                  E.V.P & Chief Financial Officer            Tel: (201) 507-9500
                  Tel: (201) 272-3325

     HANOVER DIRECT ANNOUNCES DATE AND TIME FOR FISCAL 2003 FIRST QUARTER
                      OPERATING RESULTS CONFERENCE CALL

EDGEWATER, NJ, May 7, 2003 - Hanover Direct, Inc. today announced that a conference call with the management of Hanover Direct, Inc. to review the Fiscal 2003 first quarter operating results will be held on Tuesday, May 13 at 11:00 a.m. Eastern Daylight Time. If you would like to participate in the call, please call 877-691-0878 (Domestic) and 973-582-2741 (International) between 10:50 a.m. and 10:55 a.m. Eastern Time. The call will begin promptly at 11:00 a.m. Eastern Daylight Time. A re-play of the conference will be available from 2:00 p.m. Eastern Daylight Time on Tuesday, May 13, 2003 until 2:00 p.m. Eastern Daylight Time on Wednesday, May 14, 2003 and can be accessed by calling 877-519-4471 (Domestic) and 973-341-3080 (International) and entering the Reservation No.: 3921300.

ABOUT HANOVER DIRECT, INC.
Hanover Direct, Inc. (AMEX: HNV) and its business units provide quality, branded merchandise through a portfolio of catalogs and e-commerce platforms to consumers, as well as a comprehensive range of Internet, e-commerce, and fulfillment services to businesses. The Company's catalog and Internet portfolio of home fashions, apparel and gift brands include Domestications, The Company Store, Company Kids, Silhouettes, International Male, Scandia Down, and Gump's By Mail. The Company owns Gump's, a retail store based in San Francisco. Each brand can be accessed on the Internet individually by name. Keystone Internet Services, LLC (www.keystoneinternet.com), the Company's third party fulfillment operation, also provides the logistical, IT and fulfillment needs of the Company's catalogs and web sites. Information on Hanover Direct, including each of its subsidiaries, can be accessed on the Internet at www.hanoverdirect.com.